Exhibit 99
VF CORPORATION REPORTS SECOND QUARTER FISCAL 2025 RESULTS
DENVER, October 28, 2024 - VF Corporation (NYSE: VFC) today reported financial results for its second quarter (Q2'FY25) ended September 28, 2024, and the Company's Board of Directors authorized a quarterly per share dividend of $0.09.
Bracken Darrell, President and CEO, said: "Our results in the quarter met our expectations and reflect a sequential and broad-based improvement in year-on-year trends. At the same time, we made further progress on our four Reinvent priorities and we are on track to reach our previously announced $300 million savings target by the end of FY25. Following the completion of the Supreme divestiture on October 1, 2024, we delivered on our commitment to pay down VF’s $1 billion term loan due December 2024. Our Americas regional platform is fully operational and showing promising signs, while the performance at Vans is improving. In summary, we advanced our turnaround plan towards a return to growth and strong, sustainable value creation at VF."
Q2'FY25 Income Statement Review
•Results demonstrated broad-based year-over-year sequential improvement relative to Q1'FY25, with all key metrics in line with, or above the company's expectations
•Revenue $2.8 billion, down 6% vs. last year, an improvement vs. Q1'FY25 down 10%
◦The North Face® down 3% (down 4% in constant dollars) as expected. This compares against a strong Q2'FY24 of up 19% (up 17% in constant dollars)
◦Vans® down 11% vs. last year, relative to Q1'FY25 down 21% vs. last year
•Gross margin 52.2%, up 120 basis points vs. last year
•Operating margin 9.9%, down 210 basis points vs. last year; adjusted operating margin down 60 basis points vs. last year to 11.4%
•Earnings (loss) per share (EPS) $0.52 vs. Q2'FY24 $(1.16); adjusted EPS $0.60 vs. Q2'FY24 $0.63
Balance Sheet Review
•Q2'FY25 ending inventories down 13% relative to the prior year
•Net debt at the end of Q2'FY25 was $5.7 billion, down by approximately $446 million relative to last year. Shortly after the fiscal quarter end, VF received $1.475 billion of net proceeds following the close of the Supreme sale, allowing VF to further reduce net debt.
Financial Outlook
•For Q3'FY25 VF expects the following on a continuing operations basis:
◦Revenue in the range of $2.7 billion to $2.75 billion, down 1% to down 3% year-over-year in reported dollars, inclusive of an expected negative FX impact of approximately 100 basis points
◦Adjusted operating income in the range of $170 million to $200 million (Q3'FY24: $218 million)
•For FY25 VF expects free cash flow from continuing operations plus proceeds from non-core physical asset sales of approximately $425 million, with core fundamentals in line with previous guidance. Relative to the original full year guidance of $600 million, the change reflects the sale of Supreme and additional reinvestment initiatives in the second half of FY25, which are partially offset by the greater than anticipated proceeds for non-core physical asset sales.

Summary Revenue Information
(Unaudited)

	Three Months Ended September				Six Months Ended September
(Dollars in millions)	2024	2023	% Change	% Change (constant currency)	2024	2023	% Change	% Change (constant currency)
Brand:
The North Face®	$1,091.4	$1,128.8	(3)%	(4)%	$1,615.6	$1,667.0	(3)%	(3)%
Vans®	667.4	748.8	(11)%	(11)%	1,249.3	1,486.3	(16)%	(16)%
Timberland®	475.3	488.6	(3)%	(3)%	704.8	742.5	(5)%	(5)%
Dickies®	152.4	171.4	(11)%	(11)%	269.2	308.1	(13)%	(12)%
Other Brands	371.4	382.4	(3)%	(3)%	688.2	684.3	1%	0%
VF Revenue	$2,757.9	$2,920.1	(6)%	(6)%	$4,527.0	$4,888.2	(7)%	(7)%

Region:
Americas	$1,355.9	$1,506.1	(10)%	(9)%	$2,331.6	$2,624.9	(11)%	(11)%
EMEA	1,009.6	1,042.8	(3)%	(5)%	1,541.9	1,607.1	(4)%	(5)%
APAC	392.5	371.3	6%	5%	653.6	656.3	0%	1%
VF Revenue	$2,757.9	$2,920.1	(6)%	(6)%	$4,527.0	$4,888.2	(7)%	(7)%
International	$1,572.5	$1,605.0	(2)%	(3)%	$2,482.2	$2,578.4	(4)%	(4)%

Channel:
DTC	$914.9	$997.5	(8)%	(8)%	$1,655.9	$1,852.8	(11)%	(10)%
Wholesale (a)	1,843.0	1,922.7	(4)%	(5)%	2,871.1	3,035.4	(5)%	(6)%
VF Revenue	$2,757.9	$2,920.1	(6)%	(6)%	$4,527.0	$4,888.2	(7)%	(7)%
All references to the periods ended September 2024 relate to the 13-week and 26-week fiscal periods ended September 28, 2024 and all references to the periods ended September 2023 relate to the 13-week and 26-week fiscal periods ended September 30, 2023.

Note: Amounts may not sum due to rounding
(a) Royalty revenues are included in the wholesale channel for all periods.
Dividend Declared
VF’s Board of Directors declared a quarterly dividend of $0.09 per share. This dividend will be payable on December 18, 2024, to shareholders of record at the close of business on December 10, 2024. Subject to approval by its Board of Directors, VF intends to continue to pay quarterly dividends.
Webcast Information
VF will host its second quarter fiscal 2025 conference call beginning at 4:30 p.m. Eastern Time today. The conference call will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version will be available at the same location.
VF will host its FY25 Investor Day, the first of a two-part investor event, on October 30, 2024. The event will be broadcast live on the Internet, accessible at vfc.com/investor-day-2024 beginning at approximately 10:00am until 12:00pm ET on October 30, 2024. An archived version will be available at the same location following the event.
About VF
Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including The North Face®, Vans®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Financial Presentation Disclosure
All per share amounts are presented on a diluted basis. This release refers to “reported” and “constant dollar” or “constant currency” amounts, terms that are described under the heading below “Constant Currency - Excluding the Impact of Foreign Currency.” Unless otherwise noted, “reported” and “constant dollar” or “constant currency” amounts are the same. This release also refers to “continuing” and “discontinued” operations amounts, which are concepts described under the heading “Discontinued Operations - Supreme.” Unless otherwise noted, results presented are based on continuing operations. This release also refers to “adjusted” amounts, a term that is described under the heading below “Adjusted Amounts - Excluding Reinvent and Transaction and Deal Related Activities.” Unless otherwise noted, “reported” and “adjusted” amounts are the same.
Discontinued Operations - Supreme
On July 16, 2024, VF entered into a definitive Stock and Asset Purchase Agreement with EssilorLuxottica S.A. to sell the Supreme® brand business (“Supreme”). On October 1, 2024, VF completed the sale of Supreme. Accordingly, the company has reported the related held-for-sale assets and liabilities as assets and liabilities of discontinued operations and included the operating results and cash flows of the business in discontinued operations for all periods presented.
Constant Currency - Excluding the Impact of Foreign Currency
This release refers to “reported” amounts in accordance with U.S. generally accepted accounting principles (“GAAP”), which include translation and transactional impacts from foreign currency exchange rates. This release also refers to both “constant dollar” and “constant currency” amounts, which exclude the impact of translating foreign currencies into U.S. dollars. Reconciliations of GAAP measures to constant currency amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.
Adjusted Amounts - Excluding Reinvent and Transaction and Deal Related Activities
The adjusted amounts in this release exclude costs related to Reinvent, VF's transformation program. Costs, including restructuring charges and project-related costs, were approximately $41 million in the second quarter of fiscal 2025 and $59 million in the first six months of fiscal 2025.
The adjusted amounts in this release exclude transaction and deal related activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands. Total transaction and deal related activities include costs of approximately $0.5 million in the first six months of fiscal 2025.
Combined, the above items negatively impacted earnings per share by $0.08 during the second quarter of fiscal 2025 and $0.11 during the first six months of fiscal 2025. All adjusted amounts referenced herein exclude the effects of these amounts.
Reconciliations of measures calculated in accordance with GAAP to adjusted amounts are presented in the supplemental financial information included with this release, which identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors. The company also provides guidance on a non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results. VF defines free cash flow as cash flow from operations less capital expenditures and software purchases and defines net debt as short and long term borrowings less cash and cash equivalents.
Forward-looking Statements
Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on VF's expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” "believe," “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. VF cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF's ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF's ability to execute its Reinvent transformation program and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which we rely, are frequent targets of cyber-attacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF's vendors' manufacturing facilities and VF's ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF's ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; VF's ability to realize benefits from the completed sale of the Supreme® brand business; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF's indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF's ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF's ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.

Investor Contact:
Allegra Perry
ir@vfc.com

Media Contact:
Colin Wheeler
corporate_communications@vfc.com

VF CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September		Six Months Ended September
	2024	2023	2024	2023
Net revenues	$2,757,948	$2,920,123	$4,527,008	$4,888,186
Costs and operating expenses
Cost of goods sold	1,317,391	1,430,194	2,180,773	2,369,828
Selling, general and administrative expenses	1,166,654	1,139,390	2,195,352	2,197,668
Total costs and operating expenses	2,484,045	2,569,584	4,376,125	4,567,496
Operating income	273,903	350,539	150,883	320,690
Interest expense, net	(42,688)	(41,111)	(83,635)	(76,687)
Other income (expense), net	(660)	(2,183)	(2,146)	(5,826)
Income from continuing operations before income taxes	230,555	307,245	65,102	238,177
Income tax expense	28,046	758,887	14,620	752,794
Income (loss) from continuing operations	202,509	(451,642)	50,482	(514,617)
Income (loss) from discontinued operations, net of tax	(150,331)	945	(257,190)	6,495
Net income (loss)	$52,178	$(450,697)	$(206,708)	$(508,122)
Earnings (loss) per common share - basic (a)
Continuing operations	$0.52	$(1.16)	$0.13	$(1.33)
Discontinued operations	(0.39)	—	(0.66)	0.02
Total earnings (loss) per common share - basic	$0.13	$(1.16)	$(0.53)	$(1.31)
Earnings (loss) per common share - diluted (a)
Continuing operations	$0.52	$(1.16)	$0.13	$(1.33)
Discontinued operations	(0.38)	—	(0.66)	0.02
Total earnings (loss) per common share - diluted	$0.13	$(1.16)	$(0.53)	$(1.31)
Weighted average shares outstanding
Basic	389,044	388,338	388,892	388,249
Diluted	390,945	388,338	390,198	388,249
Cash dividends per common share	$0.09	$0.30	$0.18	$0.60

Basis of presentation of condensed consolidated financial statements: VF operates and reports using a 52/53 week fiscal year ending on the Saturday closest to March 31 of each year. For presentation purposes herein, all references to the periods ended September 2024 relate to the 13-week and 26-week fiscal periods ended September 28, 2024, and all references to periods ended September 2023 relate to the 13-week and 26-week fiscal periods ended September 30, 2023. References to March 2024 relate to information as of March 30, 2024.

(a) Amounts have been calculated using unrounded numbers.

VF CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	September	March	September
	2024	2024	2023
ASSETS
Current assets
Cash and equivalents	$492,164	$656,376	$484,825
Accounts receivable, net	1,820,197	1,263,329	1,881,531
Inventories	2,082,918	1,697,823	2,405,291
Other current assets	472,595	493,194	358,124
Current assets of discontinued operations	1,590,984	116,225	113,791
Total current assets	6,458,858	4,226,947	5,243,562
Property, plant and equipment, net	755,802	788,992	885,882
Goodwill and intangible assets, net	2,426,628	2,421,838	2,924,664
Operating lease right-of-use assets	1,313,030	1,255,074	1,248,524
Other assets	1,265,320	1,210,470	1,143,728
Other assets of discontinued operations	—	1,709,642	1,695,992
Total assets	$12,219,638	$11,612,963	$13,142,352
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$463,200	$263,938	$1,023,276
Current portion of long-term debt	1,750,097	1,000,721	966
Accounts payable	1,134,637	788,477	961,667
Accrued liabilities	1,486,706	1,323,982	1,486,757
Current liabilities of discontinued operations	147,791	79,861	72,167
Total current liabilities	4,982,431	3,456,979	3,544,833
Long-term debt	4,028,549	4,702,284	5,656,725
Operating lease liabilities	1,136,605	1,087,304	1,066,933
Other liabilities	665,686	636,090	598,409
Other liabilities of discontinued operations	—	71,941	65,407
Total liabilities	10,813,271	9,954,598	10,932,307
Stockholders' equity	1,406,367	1,658,365	2,210,045
Total liabilities and stockholders' equity	$12,219,638	$11,612,963	$13,142,352

VF CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended September
	2024	2023
Operating activities
Net loss	$(206,708)	$(508,122)
Income (loss) from discontinued operations, net of tax	(257,190)	6,495
Income (loss) from continuing operations, net of tax	50,482	(514,617)
Depreciation and amortization	126,396	136,936
Reduction in the carrying amount of right-of-use assets	179,206	183,335
Write-off of income tax receivables and interest	—	921,409
Other adjustments, including changes in operating assets and liabilities	(657,907)	(787,783)
Cash used by operating activities - continuing operations	(301,823)	(60,720)
Cash provided by operating activities - discontinued operations	20,052	41,459
Cash used by operating activities	(281,771)	(19,261)
Investing activities
Proceeds from sale of assets	76,683	281
Capital expenditures	(45,953)	(93,833)
Software purchases	(25,727)	(41,150)
Other, net	(21,424)	(11,026)
Cash used by investing activities - continuing operations	(16,421)	(145,728)
Cash used by investing activities - discontinued operations	(4,413)	(4,003)
Cash used by investing activities	(20,834)	(149,731)
Financing activities
Net increase from short-term borrowings and long-term debt	198,711	109,663
Cash dividends paid	(70,048)	(233,172)
Proceeds from issuance of Common Stock, net of payments for tax withholdings	(2,689)	(2,392)
Cash provided (used) by financing activities	125,974	(125,901)
Effect of foreign currency rate changes on cash, cash equivalents and restricted cash	14,304	(21,190)
Net change in cash, cash equivalents and restricted cash	(162,327)	(316,083)
Cash, cash equivalents and restricted cash – beginning of year	676,957	816,319
Cash, cash equivalents and restricted cash – end of period	$514,630	$500,236

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Three Months Ended September		% Change	% Change Constant Currency (a)
	2024	2023
Segment revenues
Outdoor	$1,658,672	$1,713,679	(3)%	(4)%
Active	879,767	968,171	(9)%	(9)%
Work	219,509	238,273	(8)%	(8)%
Total segment revenues	$2,757,948	$2,920,123	(6)%	(6)%
Segment profit
Outdoor	$287,414	$296,750
Active	103,659	121,189
Work	20,408	8,515
Total segment profit	411,481	426,454
Corporate and other expenses	(138,238)	(78,098)
Interest expense, net	(42,688)	(41,111)
Income from continuing operations before income taxes	$230,555	$307,245

(a) Refer to constant currency definition on the following pages.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information
(Unaudited)
(In thousands)

	Six Months Ended September		% Change	% Change Constant Currency (a)
	2024	2023
Segment revenues
Outdoor	$2,448,871	$2,543,376	(4)%	(4)%
Active	1,683,665	1,915,907	(12)%	(12)%
Work	394,472	428,903	(8)%	(8)%
Total segment revenues	$4,527,008	$4,888,186	(7)%	(7)%
Segment profit
Outdoor	$203,999	$253,089
Active	172,759	222,324
Work	25,736	15,346
Total segment profit	402,494	490,759
Corporate and other expenses	(253,757)	(175,895)
Interest expense, net	(83,635)	(76,687)
Income from continuing operations before income taxes	$65,102	$238,177

(a) Refer to constant currency definition on the following pages.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Three Months Ended September 2024
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$1,658,672	$(10,924)	$1,647,748
Active	879,767	(576)	879,191
Work	219,509	(44)	219,465
Total segment revenues	$2,757,948	$(11,544)	$2,746,404
Segment profit
Outdoor	$287,414	$(4,332)	$283,082
Active	103,659	(681)	102,978
Work	20,408	(51)	20,357
Total segment profit	411,481	(5,064)	406,417
Corporate and other expenses	(138,238)	(103)	(138,341)
Interest expense, net	(42,688)	—	(42,688)
Income from continuing operations before income taxes	$230,555	$(5,167)	$225,388
Diluted earnings per share growth from continuing operations	145%	(1)%	144%

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reportable Segment Information – Constant Currency Basis
(Unaudited)
(In thousands)

	Six Months Ended September 2024
	As Reported	Adjust for Foreign
	under GAAP	Currency Exchange	Constant Currency
Segment revenues
Outdoor	$2,448,871	$(4,236)	$2,444,635
Active	1,683,665	2,966	1,686,631
Work	394,472	839	395,311
Total segment revenues	$4,527,008	$(431)	$4,526,577
Segment profit
Outdoor	$203,999	$(3,544)	$200,455
Active	172,759	(462)	172,297
Work	25,736	(81)	25,655
Total segment profit	402,494	(4,087)	398,407
Corporate and other expenses	(253,757)	(814)	(254,571)
Interest expense, net	(83,635)	—	(83,635)
Income from continuing operations before income taxes	$65,102	$(4,901)	$60,201
Diluted earnings per share growth from continuing operations	110%	(1)%	109%

Constant Currency Financial Information
VF is a global company that reports financial information in U.S. dollars in accordance with GAAP. Foreign currency exchange rate fluctuations affect the amounts reported by VF from translating its foreign revenues and expenses into U.S. dollars. These rate fluctuations can have a significant effect on reported operating results. As a supplement to our reported operating results, we present constant currency financial information, which is a non-GAAP financial measure that excludes the impact of translating foreign currencies into U.S. dollars. We use constant currency information to provide a framework to assess how our business performed excluding the effects of changes in the rates used to calculate foreign currency translation. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses.
To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).
These constant currency performance measures should be viewed in addition to, and not in lieu of or superior to, our operating performance measures calculated in accordance with GAAP. The constant currency information presented may not be comparable to similarly titled measures reported by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2024
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2024	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted
Revenues	$2,757,948	$—	$—	$2,757,948

Gross profit	1,440,557	—	—	1,440,557
Percent	52.2%			52.2%

Operating income	273,903	41,279	—	315,182
Percent	9.9%			11.4%

Diluted earnings per share from continuing operations (c)	0.52	0.08	—	0.60

Six Months Ended September 2024	As Reported under GAAP	Reinvent (a)	Transaction and Deal Related Activities (b)	Adjusted
Revenues	$4,527,008	$—	$—	$4,527,008

Gross profit	2,346,235	412	—	2,346,647
Percent	51.8%			51.8%

Operating income	150,883	59,128	490	210,501
Percent	3.3%			4.6%

Diluted earnings per share from continuing operations (c)	0.13	0.11	—	0.24

(a) Costs related to Reinvent, VF's transformation program, including restructuring charges and project-related costs, were $41.3 million and $59.1 million in the three and six months ended September 2024, respectively. These costs related primarily to severance and employee-related benefits and expenses related to the engagement of a consulting firm to support VF's transformation journey. VF entered into a contract with a consulting firm during the three months ended September 2024, with services under the contract expected to be substantially complete by the third quarter of Fiscal 2026. In addition to payment for services, the contract includes contingent fees tied to increases in VF's stock price through June 2027. Expenses related to the contract, including contingent fees, were $28.1 million and $31.1 million in the three and six months ended September 2024, respectively. Reinvent resulted in a net tax benefit of $10.5 million and $14.7 million in the three and six months ended September 2024, respectively.

The Company currently estimates that it will incur approximately $190.0 million to $210.0 million in restructuring charges in connection with Reinvent, and that substantially all actions will be completed by the end of Fiscal 2025. Cumulative restructuring charges incurred through Q2 of Fiscal 2025 were approximately $134.1 million. Total fees associated with the contract with the consulting firm could be up to $135.0 million, with $75.0 million of the fees contingent on increases to VF’s stock price through June 2027.

(b) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.5 million for the six months ended September 2024. The transaction and deal related activities resulted in a net tax benefit of $0.1 million in the six months ended September 2024.

(c) Amounts shown in the table have been calculated using unrounded numbers. The diluted earnings per share impacts were calculated using 390,945,000 and 390,198,000 weighted average common shares for the three and six months ended September 2024, respectively.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of Reinvent and transaction and deal related activities. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Reconciliation of Select GAAP Measures to Non-GAAP Measures - Three and Six Months Ended September 2023
(Unaudited)
(In thousands, except per share amounts)

Three Months Ended September 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Tax Items (b)	Adjusted
Revenues	$2,920,123	$—	$—	$2,920,123

Gross profit	1,489,929	—	—	1,489,929
Percent	51.0%			51.0%

Operating income	350,539	328	—	350,867
Percent	12.0%			12.0%

Diluted earnings (loss) per share from continuing operations (c)	(1.16)	—	1.79	0.63

Six Months Ended September 2023	As Reported under GAAP	Transaction and Deal Related Activities (a)	Tax Items (b)	Adjusted
Revenues	$4,888,186	$—	$—	$4,888,186

Gross profit	2,518,358	—	—	2,518,358
Percent	51.5%			51.5%

Operating income	320,690	1,446	—	322,136
Percent	6.6%			6.6%

Diluted earnings (loss) per share from continuing operations (c)	(1.33)	—	1.79	0.47

(a) Transaction and deal related activities reflect activities associated with the review of strategic alternatives for the Global Packs business, consisting of the Kipling®, Eastpak® and JanSport® brands, which totaled $0.3 million and $1.4 million for the three and six months ended September 2023, respectively. The transaction and deal related activities resulted in a net tax benefit of $0.1 million and $0.4 million in the three and six months ended September 2023, respectively.

(b) Tax items include the impact to tax expense resulting from the decision by the U.S. Court of Appeals for the First Circuit on September 8, 2023 that upheld the U.S. Tax Court’s decision in favor of the Internal Revenue Service regarding the timing of income inclusion associated with VF’s acquisition of The Timberland Company in September 2011. The net impact to tax expense was an increase of approximately $670.3 million in the three and six months ended September 2023, excluding the reversal of accrued interest income, as a result of this decision. Tax items also include the impact to tax expense resulting from the decision by the General Court on September 20, 2023 that confirmed the decision of the European Union that Belgium’s excess profit tax regime amounted to illegal State aid. The net impact to tax expense was an increase of approximately $26.1 million in the three and six months ended September 2023, as a result of this ruling.

(c) Amounts shown in the table have been calculated using unrounded numbers. The GAAP diluted loss per share was calculated using 388,338,000 and 388,249,000 weighted average common shares for the three and six months ended September 2023, respectively. The adjusted diluted earnings per share impacts were calculated using 389,487,000 and 389,181,000 weighted average common shares for the three and six months ended September 2023, respectively.

Non-GAAP Financial Information
The financial information above has been presented on a GAAP basis and on an adjusted basis, which excludes the impact of transaction and deal related activities and certain tax items. The adjusted presentation provides non-GAAP measures. Management believes these measures provide investors with useful supplemental information regarding VF's underlying business trends and the performance of VF's ongoing operations and are useful for period-over-period comparisons of such operations.
Management uses the above financial measures internally in its budgeting and review process and, in some cases, as a factor in determining compensation. While management believes that these non-GAAP financial measures are useful in evaluating the business, this information should be considered as supplemental in nature and should be viewed in addition to, and not in lieu of or superior to, VF's operating performance measures calculated in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures presented by other companies.

VF CORPORATION
Supplemental Financial Information
Top 4 Brand Revenue Information
(Unaudited)

	Three Months Ended September 2024				Six Months Ended September 2024
Top 4 Brand Revenue Growth	Americas	EMEA	APAC	Global	Americas	EMEA	APAC	Global
The North Face®
% change	(14)%	0%	20%	(3)%	(13)%	(2)%	23%	(3)%
% change constant currency*	(13)%	(2)%	19%	(4)%	(12)%	(4)%	24%	(3)%
Vans®
% change	(10)%	(7)%	(27)%	(11)%	(18)%	(5)%	(28)%	(16)%
% change constant currency*	(9)%	(8)%	(26)%	(11)%	(17)%	(6)%	(27)%	(16)%
Timberland®
% change	(4)%	(3)%	3%	(3)%	(2)%	(7)%	(8)%	(5)%
% change constant currency*	(3)%	(5)%	3%	(3)%	(1)%	(8)%	(7)%	(5)%
Dickies®
% change	(14)%	2%	(16)%	(11)%	(14)%	0%	(25)%	(13)%
% change constant currency*	(14)%	1%	(15)%	(11)%	(14)%	0%	(23)%	(12)%
*Refer to constant currency definition on previous pages.

VF CORPORATION
Supplemental Financial Information
Geographic and Channel Revenue Information
(Unaudited)

	Three Months Ended September 2024		Six Months Ended September 2024
	% Change	% Change Constant Currency*	% Change	% Change Constant Currency*
Geographic Revenue Growth
Americas	(10)%	(9)%	(11)%	(11)%
EMEA	(3)%	(5)%	(4)%	(5)%
APAC	6%	5%	0%	1%
Greater China	10%	9%	5%	6%
International	(2)%	(3)%	(4)%	(4)%
Global	(6)%	(6)%	(7)%	(7)%

	Three Months Ended September 2024		Six Months Ended September 2024
	% Change	% Change Constant Currency*	% Change	% Change Constant Currency*
Channel Revenue Growth
Wholesale (a)	(4)%	(5)%	(5)%	(6)%
Direct-to-consumer	(8)%	(8)%	(11)%	(10)%
Digital	(5)%	(5)%	(7)%	(7)%

	As of September
	2024	2023
DTC Store Count
Total	1,160	1,235

*Refer to constant currency definition on previous pages.
(a) Royalty revenues are included in the wholesale channel for all periods.